--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          SECOND BANCORP, INCORPORATED
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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--------------------------------------------------------------------------------

                            SECOND BANCORP INC. LOGO

                             108 Main Avenue, S.W.
                               Warren, Ohio 44481

                                 April 1, 1999

                     NOTICE OF ANNUAL SHAREHOLDERS MEETING

     Notice is hereby given that the Annual Meeting of Shareholders of Second Bancorp Incorporated, will be held in the Directors Room of The Second National Bank of Warren, 108 Main Avenue, S.W., Warren, Ohio, on Tuesday, May 11, 1999, at 1:30 P.M. for the following purposes:

        1. To approve an amendment to the Articles of Incorporation of Second Bancorp (the "Articles of Incorporation") that increases the number of authorized common shares from 20 million shares to 30 million shares;

        2. To approve an amendment to the Regulations of Second Bancorp (the "Regulations") that gives the Board of Directors greater discretion in changing the number of directors and makes the Company's Regulations consistent with its Articles of Incorporation;

        3. To approve an amendment to the Articles of Incorporation that increases the number of classes of directors into which the Board of Directors is divided from two classes to three classes;

        4. To elect a Board of Directors consisting of ten directors;

        5. To ratify the appointment of Ernst & Young LLP as the independent Certified Public Accountants of Second Bancorp Incorporated; and

        6. To transact such other business as may come before the meeting or any adjournment thereof.

     March 15, 1999 has been fixed by the Board of Directors as the record date. Only those shareholders of record as of the close of business on that date are entitled to notice of and to vote at the meeting.

     WHETHER OR NOT YOU CONTEMPLATE ATTENDING THE ANNUAL SHAREHOLDERS MEETING, THE BOARD OF DIRECTORS URGES YOU TO SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

     YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY NOTICE IN WRITING DELIVERED TO THE SECRETARY OF SECOND BANCORP OR BY EXECUTION OF A LATER DATED PROXY. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON AT THE MEETING.

     A proxy statement is submitted herewith.

                                       Christopher Stanitz
                                       Secretary of Second Bancorp Incorporated

                            SECOND BANCORP INC. LOGO

                             108 Main Avenue, S.W.
                               Warren, Ohio 44481

                                 April 1, 1999

                                PROXY STATEMENT

     The Annual Meeting of Shareholders (the "Annual Meeting") of Second Bancorp Incorporated ("Second Bancorp", the "Company", or the "Corporation"), will be held Tuesday, May 11, 1999, at 1:30 P.M. in the Board of Directors Room at the Main Office of The Second National Bank of Warren ("Second National" or the "Bank"), 108 Main Avenue, S.W., Warren, Ohio. This Proxy Statement is being mailed on or about April 1, 1999.

     Only those shareholders of record at the close of business on March 15, 1999, will be entitled to vote.

     The solicitation of proxies will be made by mail, personal interview, telephone and facsimile. Directors, officers and other representatives of Second Bancorp may solicit proxies. Second Bancorp has also retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies for a fee expected to approximate $5,000 plus reimbursement of out-of-pocket expenses. Second Bancorp will bear the cost of the solicitation of proxies, and it may reimburse brokers and others for their expenses in forwarding solicitation material to beneficial owners of Second Bancorp.

                           COMMON SHARES OUTSTANDING

     As of the record date for the Annual Meeting there were 10,688,450 common shares outstanding, of which 10,600,478 common shares are entitled to vote. The remaining 87,972 common shares are held by Second National, the wholly owned subsidiary of Second Bancorp, in certain fiduciary capacities and cannot be voted.

     The general corporation law of Ohio provides that if notice in writing is given by a shareholder to the president, a vice president, or secretary of the Corporation, not less than 48 hours before the time fixed for holding the meeting, that the shareholder desires the voting at such election to be cumulative, and an announcement of such notice is made upon the convening of the meeting by the chairman of the meeting, or by or on behalf of the shareholder giving such notice, then each shareholder shall have cumulative voting rights in the election of directors. Proxies solicited by the Board of Directors will be voted cumulatively, if necessary. For all other purposes, each share is entitled to one vote.

                               SECURITY OWNERSHIP

     As of the record date, the table below identifies the persons or "groups", as the term is used in section 13(d)(3) of the Securities and Exchange Act of 1934, who own of record or beneficially more than five percent of any class of Second Bancorp voting securities and the number of shares thereof owned directly or beneficially by all Second Bancorp directors and executives as a group as of the record date (unless otherwise indicated).

                                        NAME OF RECORD               AMOUNT AND NATURE       PERCENT
        TITLE OF CLASS               OR BENEFICIAL OWNER          OF BENEFICIAL OWNERSHIP    OF CLASS
        --------------               -------------------          -----------------------    --------
Common Shares                   Market Main & Co. (Nominee for          615,754 shares(1)      5.761%
                                subsidiary Second National
                                Bank's Trust Department)
Common Shares                   Second Bancorp's executives       1,285,509.084 shares(3)     12.027%
                                and directors as a group(2)

---------------
(1) Shares held of record as of December 31, 1998 (as indicated on an SEC
    Schedule 13G, a copy of which was delivered to the Company) in fiduciary capacity for various trust customers of subsidiary The Second National Bank of Warren. None of the beneficial owners through Second National's trust department own or control five percent or more of the voting securities of the Company.

(2) The executive and director group is comprised of 18 individuals.

(3) Officer shareholdings include outstanding stock options exercisable as of the record date. Figure includes all directly owned shares and all shares deemed beneficially owned by individuals in the executive and director group, whether or not disclaimed by the executive or director in question.

                 SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

     Under the securities laws of the United States, Second Bancorp's directors, executive (and certain other) officers and any persons holding more than ten percent of any class of Second Bancorp security are required to report their ownership of Second Bancorp securities and any changes in that ownership to the Securities and Exchange Commission and to the Nasdaq Stock Market, Inc. on a timely basis. Second Bancorp is required to report in this Proxy Statement any failure to make the necessary filing as and when due. In making the following statement, Second Bancorp has relied on the written representations of its incumbent directors and officers and copies of reports known by the Company to have been have filed with the SEC. During 1998, all of the required filings were made on a timely basis.

                                   DIRECTORS

     During 1998 there were 12 meetings of the Board of Directors. Each incumbent director was present for more than 75% of the number of meetings of the Board of Directors. The members of Second National's Examining (Audit) Committee are Robert C. Lewis, Jr., a Second National director, and Second Bancorp directors John C. Gibson, Norman C. Harbert, and Raymond John Wean, III. The functions of the Examining Committee are to meet with Second National's auditors to review and inquire as to audit functions and other financial matters and to review the year-end audited financial statements of Second Bancorp and its subsidiary and reports of the national bank examiners as related to Second National. The Examining Committee held 6 meetings in 1998. Second Bancorp's board of directors has no Nominating Committee.

                             EXECUTIVE COMPENSATION

     Under proxy rules and regulations promulgated by the Securities and Exchange Commission, publicly held corporations are required to disclose to their shareholders certain information concerning, or deemed relevant to, compensation paid to its Named Officers (as defined in the next sentence) and to present that information in tabular and graphic form. The first table contains a summary of annual and long-term compensation for services in all capacities to Second Bancorp and its subsidiary for calendar years 1998, 1997, and 1996, of those persons who were, at December 31, 1998, (i) the chief executive officer and (ii) the five other most highly compensated executive officers of Second Bancorp and its subsidiary (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                                          COMPENSATION
                                                                          ------------
                                                                           SECURITIES
                                              ANNUAL COMPENSATION          UNDERLYING           ALL
                                         -----------------------------       OPTION            OTHER
      NAME AND PRINCIPAL POSITION        YEAR    SALARY(1)    BONUS(2)     AWARDS(3)      COMPENSATION(4)
      ---------------------------        ----    ---------    --------    ------------    ---------------
Alan G. Brant,                           1998    $267,500     $90,000        11,300           $9,628
Chairman and President of Second
Bancorp, and Chief Executive Officer,    1997    $252,000     $80,000         7,500           $9,193
Director, and President of The Second    1996    $238,000     $80,000         7,500           $9,168
National Bank of Warren(5)

William Hanshaw,                         1998    $118,000     $42,000        11,300           $4,495
Executive Officer of Second Bancorp,     1997    $110,500     $35,000         6,500           $4,029
and Senior Vice President of The         1996    $105,500     $34,000         6,400           $4,078
Second National Bank of Warren

David H. Dye,                            1998    $135,000     $18,000        11,800           $2,155
Senior Vice President of Second          1997    $ 33,750     $22,000         4,000           $    0
Bancorp, and Executive Vice President    1996    $      0     $     0             0           $    0
and Chief Lending Officer of The Second
National Bank of Warren (6)(7)

David L. Kellerman,                      1998    $108,500     $42,000        10,900           $4,076
Treasurer of Second Bancorp, and         1997    $ 97,667     $36,000         7,000           $1,489
Executive Vice President, Chief          1996    $ 90,375     $36,000         7,000           $5,226
Financial Officer, and Director of
The Second National Bank of Warren

Christopher Stanitz,                     1998    $114,125     $30,000        10,900           $  651
Executive Vice President and Secretary   1997    $101,458     $22,000         7,000           $2,721
of Second Bancorp, and Vice President    1996    $ 95,750     $21,000         6,400           $5,860
of The Second National Bank of Warren

Diane C. Bastic,                         1998    $106,667     $33,000        10,600           $6,776
Executive Officer of Second Bancorp,     1997    $ 99,917     $30,000         6,500           $6,288
and Senior Vice President of The         1996    $ 94,917     $29,000         6,400           $6,157
Second National Bank of Warren

---------------

(1) Includes salary earned for the year in question but paid in the following year.

(2) Reflects bonus paid during the first calendar quarter following the end of the year in question.

(3) Option awards for 1996 have been adjusted to take into account the May 1, 1997, 2-for-1 common stock split.

(4) Amounts reported for 1998 represent the sum of the Company's contributions on behalf of each of the Named Officers under the Company's employee savings plan ($7,500, $4,037, $1,519, $3,589, $0 and $6,150, respectively for
    Officers Brant, Hanshaw, Dye, Kellerman, Stanitz and Bastic) and executive long term disability plan ($2,128, $459, $636, $487, $651 and $626, respectively for Officers Brant, Hanshaw, Dye, Kellerman, Stanitz and
    Bastic).

(5) Mr. Brant also received fees in the amount of $9,700 for 1998, $7,700 for 1997, and $7,700 for 1996 in compensation for his services as a director of Second Bancorp.

(6) Date of hire, October 1, 1997.

(7) The Company also paid $17,283 to or for Mr. Dye's benefit during 1998 for, among other things, social dues ($7,587) and relocation expenses ($7,817). No other Named Officer was the recipient or beneficiary during 1998 of perquisites valued at 10% or more of his/her total salary and bonus.

                           OPTION GRANTS DURING 1998

     Second Bancorp's 1998 Non-Qualified Stock Option Plan (the "NQSO Plan") was approved by action of the Company's shareholders at the May 12, 1998 Annual Meeting. Upon approval by the shareholders, the NQSO Plan replaced the Company's Stock Option Incentive Plan (the "ISO Plan") approved by the shareholders on May 14, 1991 and amended May 14, 1994. During 1998, options were granted to the Named Officers under both the ISO Plan and the NQSO Plan. The following table contains information on stock options granted during 1998 to the Named Officers and their potential realizable value.
--------------------------------------------------------------------------------

                                                                                     POTENTIAL REALIZABLE VALUE
                       NUMBER OF      % OF TOTAL                                     AT ASSUMED ANNUAL RATES OF
                       SECURITIES      OPTIONS                                        STOCK PRICE APPRECIATION
                       UNDERLYING     GRANTED IN                                          FOR OPTION TERM
                        OPTIONS         SET TO        EXERCISE OR     EXPIRATION    ----------------------------
        NAME           GRANTED(1)    EMPLOYEES(2)    BASE PRICE(3)     DATE(4)           5%             10%
        ----           ----------    ------------    -------------    ----------    ------------    ------------
A. G. Brant               1,300           6.8%          $25.438         2/02/08     $     20,803    $     52,705
                         10,000          13.3%          $25.000        11/19/08     $    157,200    $    398,400

W. Hanshaw                2,100          11.0%          $25.438         2/02/08     $     33,604    $     85,138
                          9,200          12.3%          $25.000        11/19/08     $    144,624    $    366,528

D. H. Dye                 3,800          19.9%          $25.438         2/02/08     $     60,808    $    154,060
                          8,000          10.7%          $25.000        11/19/08     $    125,760    $    318,720

D. L. Kellerman           1,700           8.9%          $25.438         2/02/08     $     27,203    $     68,921
                          9,200          12.3%          $25.000        11/19/08     $    144,624    $    366,528

C. Stanitz                1,700           8.9%          $25.438         2/02/08     $     27,203    $     68,921
                          9,200          12.3%          $25.000        11/19/08     $    144,624    $    366,640

D. C. Bastic              2,100          11.0%          $25.438         2/02/08     $     33,604    $     85,128
                          8,500          11.3%          $25.000        11/19/08     $    133,620    $    338,640
----------------------------------------------------------------------------------------------------------------

ALL COMMON                NA            NA               NA              NA         $171,036,577    $433,331,140
SHAREHOLDERS                                                                        $168,022,434    $425,827,848

--------------------------------------------------------------------------------

(1) The reported stock options were granted in two sets to the Named Officers. The first set was granted on February 3, 1998 under the Company's ISO Plan and the second set was granted on November 20, 1998 under the NQSO Plan.

(2) Options granted to non-employee directors under the NQSO Plan are excluded from calculation. Non-employee directors were not eligible to participate in the ISO Plan.

(3) The base price of each awarded option is equal to the mean of the bid and ask price of the Corporation's common stock on the date the option was granted.

(4) Notwithstanding the stated expiration date, all stock options held by an individual terminate if that person ceases to be an employee for any reason other than death, disability or retirement. In the event of retirement, death or disability, options must be exercised by the recipient or, as the case may be, by the recipient's representative by the earlier of the expiration date of the option or the third anniversary date of the event.

     AGGREGATE OPTION/SAR EXERCISES IN 1998 AND YEAR-END OPTION/SAR VALUES

     The third table contains information on the value realized by the Named Officers during 1998 on their exercise of stock appreciation rights (SARs) and stock options and the number and value of unexercised stock options and SARs at year-end 1998.
--------------------------------------------------------------------------------

                                                           NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                                                            OPTIONS AND SARS AT                   AND SARS AT
                         SHARES                              YEAR-END 1998(1)                    YEAR-END 1998
                       ACQUIRED ON        VALUE        -----------------------------     -----------------------------
        NAME           EXERCISE(2)     REALIZED(3)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
        ----           -----------     -----------     -----------     -------------     -----------     -------------
Alan G. Brant            17,300(4)      $418,355         29,500(5)        14,300          $320,490           $195

William Hanshaw           3,250(6)      $ 44,077          7,650           13,300          $ 27,861           $130

David H. Dye                  0                0          4,000           11,800          $      0           $  0

David L. Kellerman        7,000(7)      $122,934          4,500           13,400          $    293           $163

Christopher Stanitz           0                0         27,400           13,400          $250,129           $163

Diane C. Bastic           6,000(8)      $121,002         16,900           12,600          $126,067           $130

--------------------------------------------------------------------------------

(1) Where appropriate, the number of options and SARs have been adjusted for stock dividends and stock splits. All numbers represent options unless otherwise indicated.

(2) With respect to stock appreciation rights, the number of SARs exercised during the year.

(3) Market value of underlying securities at exercise or year-end, minus the exercise or base price.

(4) Includes 1,800 share stock option with a base price of $10.583 per share exercised January 12, 1998, on which date the price of the Company's common stock was $25.00 per share ($25,951 value realized). Includes 9,800 SARs with a base price of $5.454545 per share exercised May 12, 1998, at a five day average price of $34.275 per share ($282,440 value realized). Includes 5,700 share stock option with a base price of $10.583 per share exercised July 1, 1998, on which date the price of the Company's common stock was $29.875 per share ($109,964 value realized).

(5) Includes options to purchase 19,500 shares of stock at various prices and 10,000 SARs with a base price of $5.454545.

(6) 3,250 share stock option with a base price of $13.438 per share exercised May 26, 1998, on which date the price of the Company's common stock was $27.00 per share ($44,077 value realized).

(7) 7,000 share stock option with a base price of $13.438 per share exercised April 1, 1998, on which date the price of the Company's common stock was $31.00 per share ($122,934 value realized).

(8) 6,000 share stock option with a base price of $10.583 per share exercised July 20, 1998, on which date the price of the Company's common stock was $30.75 per share ($121,002 value realized).

               REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE
                OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation and Organization Committee of the Board of Directors (the "Committee") is a joint committee of Second Bancorp Incorporated and Second National (together referred to in this report as the "Company"), and is composed of outside directors John A. Anderson (Committee Chairman), Cloyd J. Abruzzo, and Robert J. Webster. The Committee reviews and approves all officer compensation levels with a view toward attracting and retaining qualified, competent executives to lead the Company in its achievement of its business objectives and to enhance long-term shareholder value.

                         EXECUTIVE OFFICER COMPENSATION

     The Company's executive officer compensation program comprises base salaries, discretionary cash incentive bonuses, and long-term incentives in the form of stock option grants.

     Base Salary. Each executive officer's salary level is reviewed annually based upon performance of functional responsibilities, contribution to corporate strategic goals, experience, and demonstrated capabilities. Measurements of performance may be quantitative and/or qualitative depending upon the context of the job under evaluation.

     Discretionary Cash Incentive Bonus. The Company pays discretionary bonuses to its executive officers from an incentive pool. Cash bonuses were paid from the incentive pool during 1999 to ten individuals in amounts representing the Committee's subjective assessment of the executive's contribution to the Company's success, experience and demonstrated capabilities.

     Stock Option Grants. To achieve long-term enhancement of shareholder value, the Company has an incentive program which involves the granting of non-qualified stock options ("NQSOs") to a limited number of key officers, including its executive officers. NQSOs are awarded by the Committee under the Company's 1998 Non-Qualified Stock Option Plan approved by the shareholders on May 12, 1998 (the "NQSO Plan"). NQSOs are awarded under the Plan at an exercise price on the date determined by the Committee, such price to be no less than the mean of the "bid" and "ask" prices of Second Bancorp's common shares on such grant date. Options are awarded for ten year periods but are not exercisable during the first year following their grant and are currently subject to an annual limit of 10,000 shares to any individual. The NQSO Plan superseded and replaced an incentive stock option plan originally adopted by the shareholders on May 14, 1991 and amended May 10, 1994 (the "ISO Plan").

     Options are awarded subjectively with the Committee taking into consideration the same attributes that are considered in the setting of salaries and the distribution of cash incentive bonuses. During 1998, a total of 19,100 options representing a like number of Company shares were awarded to ten individuals under the ISO Plan and 75,100 options representing a like number of Company shares were awarded to nine key officers under the NQSO Plan.

                      CHIEF EXECUTIVE OFFICER COMPENSATION

     Measurements employed in determining compensation paid to Alan G. Brant are generally similar to those applicable to other executive officers, but also include his performance in attracting, developing, retaining, and motivating key management members critical to the achievement of the Company's short and long term growth, earnings, and strategic goals. Elements of Mr. Brant's compensation thus set by the Committee are reviewed by remaining outside members of the Board.

     The base salary paid Mr. Brant in 1998 and incentive cash bonus paid him in March, 1999 (as indicated in the Executive Compensation Table in this proxy statement) were a direct and indirect reflection of (i) the Company's progress, performance, and growth and to a lesser extent (ii) salaries and bonuses paid to CEOs of banking companies similar to the Company in size and market areas. Aggregate base salary and cash bonus paid to Mr. Brant for 1998 represented a 7.7% increase over compensation paid to him in the prior year. Mr. Brant's 6.2% base salary increase reflects, among many other things, the Company's 5% increase in earnings, 9% increase in dividends paid, and 60% appreciation in the value of its stock during 1997. The cash bonus paid Mr. Brant in March, 1999 reflects, among many other things, the Company's 56% growth in assets and consolidation of its leading market share in headquarter Trumbull County during 1998, both as a result of the acquisitions of two strategically attractive financial institutions. Though earnings per share for 1998 (restated to account for acquisitions) were reduced to $.99 (before merger costs) from $1.25 the prior year as a result of prudent balance sheet restructuring, the Company has been managed and positioned to effectively develop and take advantage of the efficiencies these accretive transactions should produce.

     Since stock option grants depend upon increases in the Company's common stock price to have value as an incentive to the recipient, such grants are viewed by the Committee as integral components of Mr. Brant's (and other key executives') compensation arrangement. Given the historic performance of the Company's stock, we believe they are a highly effective tool in directly aligning his financial interests, and the interests of the executive team, with those of the Company's shareholders.

                                       Cloyd J. Abruzzo
                                       John A. Anderson
                                       Robert J. Webster

                         COMMON STOCK PERFORMANCE GRAPH

     Supplemental to the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five year comparison of total return to Second Bancorp common shareholders with an appropriate broad based market index and an index of stock performance by a peer group of publicly traded companies. The graph that follows compares year-end total shareholder returns, assuming dividend reinvestment, for the five-year period ending December 31, 1998, on Second Bancorp common shares with the Nasdaq Bank Stocks Index (Nasdaq Banks) and Nasdaq Stock Market Index (Nasdaq Market). The Nasdaq Bank Stocks Index is an index of total stock return for all domestic banks traded on the Nasdaq. The Nasdaq Stock Market Index is a broad-based index of total stock return for all U.S. companies traded on the Nasdaq National Market.

Performance Graph

                                                     SECOND BANCORP               NASDAQ BANKS                NASDAQ MARKET
                                                     --------------               ------------                -------------
YE 93                                                    100                         100                         100
YE 94                                                    103.8                        99.6                        97.8
YE 95                                                    144.9                       148.4                       138.3
YE 96                                                    159.6                       195.9                         170
YE 97                                                    264.4                         328                       208.6
YE 98                                                    236.3                       324.9                       293.2

                             DIRECTOR COMPENSATION

     Each Second Bancorp director was paid $4,500 for serving on the Board of Directors in 1998 and $400 for each board or committee meeting attended. In addition, each director participates in the Company's 1998 Non-Qualified Stock Option Plan approved by the shareholders on May 12, 1998 (the "NQSO Plan"). Under the NQSO Plan, non-employee directors are entitled to receive options to purchase 1,000 shares of Second Bancorp common stock (i) at, or in conjunction with, the inception of the NQSO Plan, (ii) upon initial election or appointment to the Board of Directors, and (iii) on the date of each annual meeting of the Company's shareholders provided, however, that non-employee director are not eligible to receive more than 1,000 options under the NQSO Plan during any one calendar year. Options granted under the NQSO Plan are for ten year periods, are not exercisable until the first anniversary date of the grant and are exercisable at a price not less than the mean of the "bid" and "ask" price of the Company's stock on the date the options are awarded. On November 20, 1998, each non-employee director received 1,000 options to purchase Company stock at $25.00 per share under the NQSO Plan.

                                  PENSION PLAN

     Second Bancorp has no pension plan, but its officers are participants in Second National's pension plan. Second National has a defined benefit, non-contributory pension plan for all of its employees identified as "The Employees Retirement Plan of The Second National Bank of Warren". Due to the plan's fully funded status, the aggregate contribution for all plan participants during 1998 was zero percent (0%) of the total remuneration of the plan participants. Remuneration for the purposes of the plan is the total of salaries, commissions, and bonuses paid during the year to the plan participants. Retirement benefits under the pension plan are based primarily upon years of service and remuneration and take into account, among other things, the retirement benefit paid under the Social Security Act. The normal retirement date for the pension plan is age 65. No pension benefits were paid to the Named Officers in 1998.

     The following table sets forth the estimated annual benefits at normal retirement age pursuant to the provisions of the pension plan to persons in specified remuneration and year-of-service classifications:

                          ESTIMATED ANNUAL PENSION
                 FOR REPRESENTATIVE YEARS OF CREDIT SERVICE
                    (ASSUMING RETIREMENT JANUARY 1, 1999)
FINAL AVERAGE   ---------------------------------------------
REMUNERATION       10          20          30          40
-------------   ---------   ---------   ---------   ---------
  $100,000       $20,000     $40,000     $50,000     $50,000
   125,000        25,200      50,500      63,100      63,100
   150,000        30,500      61,000      76,200      76,200
   175,000        32,600      65,200      81,500      81,500
   200,000        32,600      65,200      81,500      81,500
   250,000        32,600      65,200      81,500      81,500
   300,000        32,600      65,200      81,500      81,500
   350,000        32,600      65,200      81,500      81,500

     Officers Brant, Hanshaw, Dye, Kellerman, Stanitz and Bastic had as of December 31, 1998, 13, 9, 1, 17, 6 and 13 years respectively of completed credited service under Second National's pension plan.

                            EMPLOYEES' SAVINGS PLAN

     The officers of Second Bancorp are participants in The Employees' Savings Plan of The Second National Bank of Warren (the "Plan"). Any employee who has completed 1,000 hours of service to Second National is eligible to participate in the Plan. The Plan provides that any eligible employee may elect a deduction from his/her salary, ranging from 1-15% of compensation per payroll period, the amount of which will be held by the Plan trustee for the account of such employee. Under the Plan (and subject to Internal Revenue Code limitations on individual participant's contributions to the Plan in any given year), Second National will contribute to the Plan, on behalf of each participating employee, an amount equal to 75% of the lesser of (i) the participating employee's contribution to the Plan, or (ii) 6% of the participating employee's compensation. Participation in the Plan is voluntary. Amounts held by the Plan trustee for a participating employee may be withdrawn by such employee upon termination of employment with Second National, upon the participant's retirement or in the event of his or her disability. Amounts set aside for a participating employee's benefit, through salary deduction, will be invested by the Plan trustee at the participant's direction in one of several investment vehicles -- a Money Market Fund, a Second Bancorp Stock Fund, a Fixed Income Common Trust Fund, an Equity Common Trust Fund, or a Growth Common Trust Fund. Second National's portion of the contribution is invested solely in the Second Bancorp Stock Fund.

                   CERTAIN AGREEMENTS WITH EXECUTIVE OFFICERS

     Second Bancorp and Mr. Brant are parties to an agreement, as amended from time to time, pursuant to which he was granted appreciation rights in Second Bancorp common stock (the "SAR Agreement"). On the occurrence of certain specified events, those rights entitled him to receive a cash payment in an amount equal to the increase in value of a share of Company stock between the date of the grant of the rights and the date of exercise, times the number of stock appreciation rights being exercised. Mr. Brant's remaining stock appreciation rights under the SAR Agreement (as footnoted in the "Aggregate Option/SAR Exercises in 1998 and Year-End Option/SAR Values" table in this Proxy statement), are exercisable on or before March 31, 1999. The Company and Mr. Brant are also parties to an employment agreement (the "Employment Agreement"), and a deferred compensation agreement. The Employment Agreement, which is presently operative, sets forth the terms and conditions applicable to Mr. Brant's service as President and Chief Executive Officer of Second National. By action of the Company's Board of Directors on November 17, 1998, the term of Mr. Brant's Employment Agreement was extended for an additional two year period ending March 31, 2001 and was supplemented to provided for an additional one year extension through March 31, 2002 in the event a change in control of the Company occurs during the term of the Employment Agreement. The deferred compensation agreement replaces a supplemental pension agreement which provided that Mr. Brant would receive an additional year of pension credit for every two years of service. The deferred compensation agreement provides that Mr. Brant will receive the benefit contemplated by the supplemental pension agreement without regard to the limits placed on executive compensation by the Internal Revenue Code.

     Second Bancorp has entered into severance agreements with Messrs. Hanshaw, Dye, Kellerman, Stanitz, Ms. Bastic, and two other key executives. Those agreements generally provide certain benefits to the executive if his/her employment is terminated within one year after the date of any change in control of the Company or if the executive resigns within that time frame as a result of a significant reduction in job responsibilities or compensation, or relocation of his/her job to a place more than 40 miles distant. Upon any such occurrence, the executive will be entitled to a continuation of salary and benefits for up to three years and executive job search assistance. These agreements remain in effect through May 31, 2003, unless the executive voluntarily leaves the Company's employ or is terminated for cause prior to that date.

                   TRANSACTIONS WITH DIRECTORS AND MANAGEMENT

     All of the directors and officers of Second Bancorp, and the companies with which they are associated, were customers of and transact banking business with Second National in the ordinary course of the Bank's business during fiscal year 1998 and to date. Except as disclosed herein, loans and commitments to loan included among such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unrelated persons. Such transactions did not involve more than the normal risk of collectibility or present other unfavorable features.

     Two of the Bank's branches are owned by Company and Bank Director John C. Gibson or entities related to him. During 1998, the Bank leased office space in Newton Falls, Ohio from Mr. Gibson and J.D. Gibson at an annual lease rental rate of $33,600. In addition, during 1998, the Bank also leased its Champion branch from the Cousins Company, an entity 50% owned by Mr. Gibson, at an annual lease rental rate of $40,158. The Bank continues to make monthly lease payments to both Mr. Gibson and Cousins Company for those facilities under lease agreements expiring in 2001 and 2004 respectively.

     Mr. Gibson also serves as Chairman of the Board of Jack Gibson Construction Company ("Gibson Construction"). During 1998, the Bank contracted with Gibson Construction with respect to a number of facilities renovation and repair projects. Fees paid to Gibson Construction by the Company during 1998 for services performed in the normal course of business totaled $23,743.

     The Bank subleases space in its main office building to various entities including the Raymond John Wean Foundation, which subleased office space in 1998 at an annual rental rate of $15,888. Raymond John Wean, III, a director of the Company, is one of four administrators of that Foundation.

     The firm of Harrington, Hoppe & Mitchell, Ltd., of which Company Director John L. Pogue is a partner, was paid fees for various legal services performed for the Company and the Bank in the normal course of their business during 1998 and it is anticipated that such an arrangement will continue. Legal fees (and director fees due Mr. Pogue) paid to that firm in 1998 were $183,663. In addition, the firm subleased space from the Bank in its main office building during 1998 at an annual rental rate of $78,600.

     Company Director James R. Izant is the former Executive Vice President and Secretary of Trumbull Financial Corporation which was acquired by, and merged into, Second Bancorp on November 19, 1998. Second Bancorp and Mr. Izant are parties to a Consulting and Non-Competition Agreement dated August 31, 1998 (the "Consulting Agreement") pursuant to which Mr. Izant: (i) advises the Company on conversion issues related to the acquisition and merger; (ii) assists Second Bancorp and its subsidiary in the preservation of customer relationships and attraction of new customers; (iii) assists the Company in the retention and/or recruitment of high quality employees; (iv) provides general consulting services on the request of Chairman Alan G. Brant for up to forty-five hours per month; and (v) has agreed not to compete with Second Bancorp for two (2) years. In return for his services and agreement, Second Bancorp has committed to exercise reasonable best efforts to have Mr. Izant nominated by the Board of Directors as a director of Second Bancorp during the two year term of the Consulting Agreement and Mr. Izant will receive: (i) a $90,000 non-compete fee payable in two annual installments of $45,000 each; and (ii) consulting fees in the amount of $3,750 per month for twenty-four consecutive months.

                                   PROPOSAL 1

                         AMENDMENT OF ARTICLE FOURTH OF
                         THE ARTICLES OF INCORPORATION

     The Board of Directors recommends the amendment of Article FOURTH of the Articles of Incorporation to increase the number of authorized shares of common stock from 20 million shares to 30 million shares without par value.

INCREASE IN AUTHORIZED COMMON SHARES

     Currently, the Company has 9,311,550 authorized but unissued common shares. The Board of Directors believes that it is prudent to have a greater number of authorized but unissued commons shares available for use in raising capital, future acquisitions, and for general corporate purposes such as stock splits, stock dividends and benefit and compensation plans. The Company has an historic pattern of stock splits and has also paid stock dividends, and the Board of Directors continuously evaluates whether circumstances warrant such action. The Board of Directors believes that greater flexibility in the Company's capital structure is highly desirable. By authorizing additional common shares, the Board of Directors would have the authorized shares and flexibility necessary to meet the Company's future needs without experiencing the delay and significant expense of having to seek shareholder approval for an increase in authorized shares. The Company has no current plans to issue any of the additional authorized common shares.

     The increase in the authorized number of common shares does not alter the rights of the outstanding common shares or the manner in which the Board of Directors may authorize the issuance of additional common shares. The additional common shares authorized by the proposed amendment will, if and when issued, have the same rights as the currently authorized common shares. Current holders of common shares have no preemptive rights (that is, rights to maintain the same proportionate share of ownership of the outstanding common shares by purchasing a proportionate share of any additional common shares that may be issued in the future).

EFFECT OF AMENDMENT

     The actual effect of the authorization of additional common shares upon the rights of existing holders of common shares is not possible to predict unless and until the Board of Directors issues such shares. However, such effects would include dilution of the voting power of the outstanding common shares to the extent that additional common shares are issued. Any such issuance of additional shares could also have the effect of diluting the earnings per share and book value per share of existing common shares, and such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of the Company.

     The Board of Directors believes the authorization of additional common shares is in the long-term best interests of the Company and its shareholders. At present, the Company has no plans to issue additional common shares, although such shares would be available for issuance without further action by the shareholders except as may be required by applicable law.

VOTE REQUIRED TO AMEND

     The resolutions necessary to amend Article FOURTH of the Articles of Incorporation are attached to this Proxy Statement as Annex 1 and will be submitted to the shareholders for adoption at the Annual Meeting. In accordance with the Articles of Incorporation, the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company is required to adopt the proposed amendment. Proxies will be voted in favor of the resolutions unless otherwise instructed by the shareholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against this Amendment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENT OF ARTICLE FOURTH OF THE ARTICLES OF INCORPORATION.

                                   PROPOSAL 2

                     AMENDMENT OF ARTICLE III, SECTION 1 OF
                         THE REGULATIONS OF THE COMPANY

     In its present form, Article III, Section 1 of the Regulations provides that the Board of Directors may increase or decrease the number of directors constituting the Board of Directors by no more than two directors in any one year. The Board of Directors recommends the adoption of the proposed amendment removing the two director limitation and providing the Board of Directors with greater flexibility to determine the number of directors serving on the Board, as long as the total number of directors is no greater than 18 and no less than nine, as long as the number of directors in each class is no less than three, and as long as any decrease does not have the effect of shortening the term of any incumbent director.

     Article III, Section 1 of the Regulations also currently provides that the shareholders may fix or change the number of directors on the Board of Directors at any meeting of the shareholders held for the purpose of electing directors (at which a quorum is present) by the affirmative vote of the holders of 75% of the shares represented at the meeting and entitled to vote on the proposal. The ability of the shareholders to change the size of the Board of Directors will not be affected by the proposed amendment.

     Article SIXTH of the Articles of Incorporation currently provides that any vacancy on the Board of Directors will be filled by a majority vote of the remaining directors of the class in which such vacancy occurs, or by the sole remaining director of the class if only one such director remains, or by the majority vote of the remaining directors of the other classes if there is no remaining member of the class in which the vacancy occurs, and that a director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he or she was elected. However, Article III, Section I of the Regulations conflicts with Article SIXTH by providing that vacancies in the office of any director may be filled by a majority of the directors then in office. Although the Regulations provide that, in the event of any conflict between the provisions of the Articles of Incorporation and the provisions of the Regulations, the provisions of the Articles of Incorporation take precedence, the Board of Directors recommends the adoption of the proposed amendment to Article III, Section 1 of the Regulations in order to make the provisions regarding filling of vacancies consistent with Article SIXTH of the Articles of Incorporation.

PURPOSE AND EFFECT OF AMENDMENT

     The primary purpose of amending the Regulations as proposed is to eliminate the restriction on the ability of the Board of Directors to change the size of the Board of Directors by more than two directors a year, thereby avoiding the significant delay and expense of having to obtain shareholder approval in each instance where a change of more than two directors is required in any one year.

     If the proposed amendment is adopted, the Board of Directors may increase or decrease the number of directors serving on the Board (from its current ten members) by any number, subject to the maximum (18) and minimum (nine) limitations described above. However, because a reduction in the number of directors cannot be used to remove a director from office or to reduce the term of a current director, the number of directors may only be reduced upon the occurrence of a vacancy on the Board of Directors.

     Taken together with other provisions of the Articles of Incorporation and Regulations (as described below) and the proposed amendment to Article SIXTH of the Articles of Incorporation contained in this proxy statement, this amendment to the Regulations could have the effect of deterring certain persons from initiating an unsolicited tender offer or a proxy contest. Such a tender offer and proxy contest could, at least temporarily, increase the market price of the common shares. Although the Board of Directors has no knowledge of any present effort to gain control of the Company through the accumulation of stock or to organize a proxy contest, the proposal is being made as a result of the Board of Directors' conclusion that the Regulations should be changed to address the possibility that an unsolicited tender offer for the Company deemed by the Board to be contrary to the medium to long term best interest of the shareholders might be coupled with a proxy contest designed to undermine the effectiveness of the Board of Directors. If confronted with an unsolicited tender offer, the Board of Directors would likely seek to evaluate the terms of the tender offer while exploring other strategic alternatives, including the possibility of negotiating a higher price for the Company. In order to prevent the Company from pursuing other alternatives and to undermine the Board of Director's bargaining power, the person making the tender offer or arbitragers might solicit proxies for the purpose of increasing the number of directors and electing its own candidates as directors (a practice known as "packing" the Board of Directors) or taking other measures intended to force a sale of the Company.

PROVISIONS IN THE COMPANY'S ARTICLES AND REGULATIONS WHICH MAY BE DEEMED TO HAVE ANTI-TAKEOVER EFFECTS

     Under the Company's Articles of Incorporation, the following actions ("Business Combinations") require the affirmative vote of the holders of 75% of the voting power of the Company: (i) any merger or consolidation of Second Bancorp or its subsidiary with any person or entity who holds 10% or more of the voting power of the Company (a "Related Person"); (ii) any sale, transfer or other disposition to or with any Related Person of assets of the Company having a value equal to 10% or more of the Company's consolidated net worth; (iii) the issuance or transfer by the Company of securities of Second Bancorp or its subsidiary to any Related Person in exchange for cash, securities or other property having a value equal to 10% or more of the Company's consolidated net worth; (iv) the adoption of any plan or proposal for the liquidation or dissolution of Second Bancorp; (v) any reclassification of securities of Second Bancorp or any merger or consolidation of Second Bancorp with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate number of outstanding shares of any class of equity security of Second Bancorp or any subsidiary which is directly or indirectly owned by any Related Person; and (vi) an amendment of Article Sixth (Number of Directors), Article Seventh (Indemnification), and Article Eighth (Supermajority Vote and Fair Price Provision) of the Articles of Incorporation. In addition, if certain "minimum price requirements" are not complied with in connection with any Business Combination, such a Business Combination may not be consummated. However, if the Business Combination is approved by two-thirds of the continuing directors of Second Bancorp, then any such Business Combination is not required to satisfy the "minimum price requirements" and is only required to be approved by shareholders of Second Bancorp holding a majority of its voting power. Second Bancorp's Articles of Incorporation also classify the Board of Directors by providing for two classes of directors with each class serving a two year term (but see "Proposal 3" and "Proposal 4" of this Proxy Statement).

     The Company's Regulations may be amended by the affirmative vote of a majority of the voting power of Second Bancorp, except any amendment of Article III, Section 1 (Number of Directors) and Article VI (Indemnification of Directors and Officers) requires the affirmative vote of 75% of the voting power of the Company.

     The proposed amendment would enable the existing members of the Board to increase the number of directors and then fill the new vacancies with people allied with the existing Board. Accordingly, increasing the Board of Directors authority to change the number of directors could make the removal of incumbent management and the assumption of control of the Company more difficult.

     The Board of Directors believes that the proposed amendments would enhance the ability of the Board of Directors to act in the interests of the Company and its shareholders in connection with an unsolicited tender offer and that this benefit outweighs any negative anti-takeover effects that the proposed amendments might have.

VOTE REQUIRED TO AMEND

     The resolutions necessary to amend Article III, Section 1 of the Regulations are attached to this Proxy Statement as Annex 2 and will be submitted to the shareholders for adoption at the Annual Meeting. Pursuant to the Regulations, the affirmative vote of the holders of common shares entitling them to exercise at least 75% of the voting power of the Company is required to adopt the proposed amendment. Proxies will be voted in favor of the resolutions unless otherwise instructed by the shareholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against this Amendment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENT OF ARTICLE III, SECTION 1 OF THE REGULATIONS.

                                   PROPOSAL 3

                         AMENDMENT OF ARTICLE SIXTH OF
                         THE ARTICLES OF INCORPORATION

     Under the Articles of Incorporation, the Board of Directors of Second Bancorp is presently divided into two classes, each consisting of approximately one-half of the entire Board. The directors serve staggered two year terms, so that directors of only one class are elected at each Annual Meeting. The Board of Directors recommends the amendment of Article SIXTH of the Articles of Incorporation to change the division of the Board of Directors from two classes to three classes, designated as Class I, Class II and Class III. Each of the new classes will consist of approximately one-third of the total number of directors, as fixed from time to time by the Board of Directors and shareholders. Under the proposed amendment to the Articles of Incorporation, the directors will serve staggered three-year terms so that directors of only one class are elected at each Annual Meeting.

     Assuming that Article SIXTH is amended as proposed, the shareholders will be asked at the Annual Meeting to elect all of the members of the three new classes, consisting of four directors in Class I who will serve an initial term expiring at the Annual Meeting of Shareholders in 2000, three directors in Class II who will serve an initial term expiring at the Annual Meeting of Shareholders in 2001 and three directors in Class III who will serve a full term expiring at the Annual Meeting of Shareholders in 2002.

     If the shareholders adopt the proposal to amend Article SIXTH, then the term of office of the directors in existing Class II of the Board of Directors will be effectively reduced so as to terminate on the date of the Annual Meeting. However, if the shareholders do not adopt the proposal, then (i) the term of office of the directors in existing Class II will continue in effect until the 2000 Annual Meeting of Shareholders, (ii) the five nominees who are currently directors in existing Class I and who receive the highest number of votes will be elected as directors to serve in existing Class I until the 2001 Annual Meeting of Shareholders, and (iii) the nominee who is currently a director in existing Class I and who receives the next highest number of votes will be elected as a director to serve in existing Class II until the 2000 Annual Meeting of Shareholders. Current members of existing Class I are: Dr. David A. Allen, Jr., Norman C. Harbert, James R. Izant, Phyllis J. Izant, John
L. Pogue, and Raymond John Wean, III. Current members of existing Class II are:
John A. Anderson, Alan G. Brant, John C. Gibson, and Robert J. Webster.

PURPOSE AND EFFECT OF AMENDMENT

     The Company currently has a classified Board of Directors. Generally, classifying a board of directors provides for continuity in the governance of a corporation, even if a person accumulates an amount of voting power that would otherwise be sufficient to take control of the corporation at a shareholders meeting. In addition, the classification of directors generally makes the assumption of control by a holder of a large block of stock, tender offers, mergers, proxy contests and the removal of incumbent management more difficult or costly to accomplish.

     Because the Board of Directors presently consists of only two classes of directors, the anti-takeover effects of the classification of the Board of Directors are limited. Under the current Articles of Incorporation, a potential acquiror of the Company could take control of a majority of the Board of Directors at a single shareholder meeting by replacing the six directors in existing Class I, who represent more than half of the ten directors. By reclassifying the Board of Directors from two classes to three classes, a potential acquiror of the Company would be unable to replace half of the Board of Directors at any one shareholder meeting since no more than thirty or forty percent of the directors could be elected at any such meeting.

     In other words, unless the proposed amendment to Article SIXTH is adopted, a person who has acquired a majority of the voting power of the Company will be able to replace more than half of the directors at any meeting at which the existing Class I directors are subject to election. If the shareholders adopt the proposed amendment, then at least two years would be required in order to change the membership of a majority of the Board of Directors. Thus, the increase from two classes of directors to three classes of directors may make the assumption of control by a holder of a large block of the Company's stock, tender offers, mergers, proxy contests and the removal of incumbent management more difficult to accomplish than if the Company maintains two classes of directors.

     Adoption of the proposed amendment may effect the short term ability of the shareholders of the Company to change the composition of the Board of Directors. However, the Board of Directors believes that the further classification of directors will permit it to represent more effectively the interests of all shareholders and to respond prudently to circumstances created by the demand or actions of a minority shareholder or group.

     Although the Board of Directors has no knowledge of any present effort to gain control of the Company through the accumulation of stock or to organize a proxy contest, there have been a number of attempts by individuals and entities to acquire significant minority positions in public companies with the intent of obtaining actual control of such companies by electing their own slate of directors, or by achieving some other goal, such as the repurchase of their shares at a premium, by threatening to obtain such control. These insurgents often can elect a majority of a company's board of directors through a proxy contest or otherwise even though they do not own a majority of the company's outstanding shares. The proposed amendment to Article SIXTH may discourage such purchases because its provisions would operate to moderate the pace of any change in control of the Board of Directors by extending the time required to elect a majority of the directors.

     Therefore, as discussed under Proposal 2 in this proxy statement, the proposed amendment to Article SIXTH of the Articles of Incorporation and Article III, Section 1 of the Regulations, taken together with other provisions of the Articles of Incorporation and Regulations, could have the effect of deterring certain persons from initiating an unsolicited tender offer or a proxy contest.

     The Board of Directors believes that having a properly classified Board of Directors will facilitate continuity and stability of leadership by assuring that experienced personnel familiar with the Company and its business will be directors at all times, and by preventing precipitous changes in the composition of the Board of Directors, thereby serving to moderate corresponding precipitous changes in the Company's policies, business strategies and operations.

VOTE REQUIRED TO AMEND

     The resolutions necessary to amend Article SIXTH of the Articles of Incorporation are attached to this Proxy Statement as Annex 3 and will be submitted to the shareholders for adoption at the Annual Meeting. In accordance with the Articles of Incorporation, the affirmative vote of the holders of Common Shares entitling them to exercise at least 75% of the voting power of the Company is required to adopt the proposed amendment. Proxies will be voted in favor of the resolutions unless otherwise instructed by the shareholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against this Amendment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENT OF ARTICLE SIXTH OF THE ARTICLES OF INCORPORATION.

                                   PROPOSAL 4

                             ELECTION OF DIRECTORS

IF THE AMENDMENT OF ARTICLE SIXTH IS APPROVED

     The Board of Directors has proposed that the shareholders amend Article SIXTH of the Articles of Incorporation to increase the classes of directors on the Board of Directors from two to three classes. If the shareholders approve this amendment at the forthcoming Annual Meeting, then the shareholders will be asked to elect four directors in new Class I, three directors in new Class II and three directors in new Class III. Each director in Classes I, II and III will hold office until the Annual Meeting in 2000, 2001 and 2002, respectively (or sooner upon resignation or removal), and thereafter will stand for election for three year terms. Except as otherwise specified in the proxy, the Common Shares represented by all properly executed and returned proxies will be voted for the election of the ten nominees named below as Class I, II and III directors of Second Bancorp. If, though currently unanticipated, a nominee should become unavailable to serve, proxies will be voted for the election of such person, if any, as shall be recommended by the Board of Directors. The adoption of the proposed amendment will have the effect of reducing the term of office of the existing Class II directors so that it expires at the next Annual Meeting.

     The names of the ten nominees for Classes I, II and III directors of Second Bancorp, together with specific information about the nominees, are as follows.

                                                                     NUMBER AND PERCENTAGE
                                       PRINCIPAL OCCUPATION          OF COMMON SHARES OWNED
                                       DURING THE PAST FIVE            BENEFICIALLY AS OF      DIRECTOR
       NOMINEES         AGE          YEARS AND DIRECTORSHIPS           MARCH 15, 1999 (1)       SINCE
       --------         ---          -----------------------         ----------------------    --------
CLASS I TERM EXPIRES IN 2000.

Dr. David A. Allen,      57    Dean, Kent State University                    1,000              1998
  Jr.                          -Trumbull Campus; former Director of
                               Trumbull Financial Corporation and
                               the Trumbull Savings and Loan
                               Company
John L. Pogue            53    Partner, Harrington, Hoppe &                   1,668(2)           1987
                               Mitchell, Ltd. (attorneys)
Raymond John Wean, III   50    Business consultant. Formerly                  8,603(3)           1987
                               President and Chief Executive
                               Officer of Barto Technical Services,
                               Inc. Prior to January 1995,
                               President of Danieli Wean, Inc.,
                               designer and manufacturer of
                               industrial machinery. Director of
                               Second National Bank
Robert J. Webster        75    Retired President and Chief                   43,980(4)           1987
                               Executive Officer of Denman Tire
                               Corporation, manufacturer of
                               automobile tires and rubber rolls.
                               Director of Second National Bank

CLASS II TERM EXPIRES IN 2001.

John C. Gibson           70    Chairman of the Board, Jack Gibson            25,635(5)           1987
                               Construction Company. Director of
                               Sovereign Circuits, Inc. and Second
                               National Bank
Norman C. Harbert        65    Chairman, President, and Chief                12,538(6)           1987
                               Executive Officer of The Hawk
                               Corporation, owner of several
                               manufacturing firms. Director of
                               Second National Bank
James R. Izant           40    Private investor and consultant.             438,256(7)           1998
                               Former Executive Vice President,               (4.10)%
                               Secretary and Director of Trumbull
                               Financial Corporation and the
                               Trumbull Savings and Loan Company

CLASS III TERM EXPIRES IN 2002.

John A. Anderson         61    Chairman and Chief Executive                  16,966              1987
                               Officer, The Taylor-Winfield
                               Corporation, Ravenna Manufacturing
                               Company and Hubparts, Inc. Director
                               of Second National Bank

Alan G. Brant            67    Chairman and President, Second               109,137(8)           1987
                               Bancorp and President, Director, and           (1.01)%
                               Chief Executive Officer, Second
                               National Bank

Phyllis J. Izant         35    Development Associate for Leadership         422,781(9)           1998
                               Gifts, Purdue University, West                 (3.96)%
                               Lafayette, Indiana. Former Director
                               of Trumbull Financial Corporation
                               and the Trumbull Savings and Loan
                               Company

---------------

(1) Unless otherwise stated, each nominee's percentage ownership of Second Bancorp stock is less than 1%.

(2) Includes 446 shares of common held in a SEP IRA account for Mr. Pogue's benefit.

(3) Includes 990 shares owned by Mr. Wean's wife and 1,917.158 shares owned by his children, the beneficial ownership of which he has disclaimed.

(4) Includes 10,232 shares of stock owned by Mr. Webster's wife, the beneficial ownership of which he has disclaimed.

(5) Includes 1,831.847 shares of common stock owned by, or for the benefit of, Mr. Gibson's wife, the beneficial ownership of which he has disclaimed. Includes 4,471.655 shares which are owned by the Jack Gibson Construction Company which company is controlled by Mr. Gibson.

(6) Includes 4,121.26 shares of stock held by the trustee of Mr. Harbert's defined benefit plan and 2,279.838 shares of stock held in a personal trust for his benefit.

(7) Includes 1,931 shares of stock held in trust for a minor, the beneficial ownership of which he has disclaimed.

(8) Includes 16,016.594 shares of stock held by Mr. Brant's wife, the beneficial ownership of which he has disclaimed. Includes 20,437.64 vested shares of stock held for Mr. Brant's benefit in the Bank's Savings Plan. Includes 23,800 shares of stock representing a like number of currently exercisable options owned by Mr. Brant.

(9) Includes 37,800 shares of stock held in trust for two minors, the beneficial ownership of which she has disclaimed.

IF THE AMENDMENT OF ARTICLE SIXTH IS NOT APPROVED

     Under Article SIXTH of the Articles of Incorporation as currently in effect, the Board of Directors is divided into two classes, each consisting of approximately one-half of the entire board. At present, the directors serve staggered two year terms, so that directors of only one class are elected at each Annual Meeting. If the amendment of Article SIXTH of the Articles of Incorporation is not approved by the shareholders at the forthcoming Annual Meeting, then the shareholders will be asked to elect five directors in existing Class I and one director in existing Class II. Each Class I director will hold office until the Annual Meeting in 2001 (or sooner upon resignation or removal) and each Class II director will hold office until the Annual Meeting in 2000 (or sooner upon resignation or removal). Except as otherwise specified in the proxy, the shares represented by all properly executed and returned proxies will be voted for the election of the five nominees who are currently directors in existing Class I who receive the highest number of votes as Class I directors of Second Bancorp and the nominee currently serving as a director in existing Class I who receives the next highest number of votes as a Class II director of Second Bancorp. If, though currently unanticipated, a nominee should become unavailable to serve, proxies will be voted for the election of such person, if any, as shall be recommended by the Board of Directors.

     If the proposed amendment of Article SIXTH is not adopted, then the term of office of the current directors in existing Class II will continue unaffected until it expires at the Annual Meeting of Shareholders in 2000.

     Current members of existing Class I are: Dr. David A. Allen, Jr., Norman C. Harbert, James R. Izant, Phyllis J. Izant, John L. Pogue, and Raymond John Wean,
III. Current members of existing Class II are: John A. Anderson, Alan G. Brant, John C. Gibson, and Robert J. Webster.

NO VACANCIES

     As of the date of this printing, no vacancies exist on the Company's Board of Directors.

VOTE REQUIRED TO ELECT

     If the shareholders approve the amendment to Article SIXTH of the Articles of Incorporation and if a quorum is present at the Annual Meeting, then the nominees for director of each new Class who receive the greatest number of votes cast by the shares present in person or by proxy and entitled to vote at the Annual Meeting will be elected to serve as directors of that Class.

     Proxies will be voted in favor of the nominees named above or any substitutes unless otherwise instructed by the shareholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not affect the election of directors, because such shares are not considered present for voting purposes.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE.

                                   PROPOSAL 5

                                    AUDITORS

     The Board of Directors has appointed Ernst & Young LLP as the independent Certified Public Accountants of Second Bancorp for the year 1999. A resolution requesting shareholder ratification of this appointment will be presented at the Annual Meeting.

     A representative of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement, if desired.

                                 MISCELLANEOUS

     The Board of Directors of Second Bancorp is not aware of any matters which are to be presented at the forthcoming Annual Meeting of Shareholders other than those specifically enumerated herein and in the notice of the meeting.

     Whether or not you expect to be present at the Annual Shareholders Meeting, it is important that you sign and return the enclosed proxy. If you do attend the Meeting, you may vote personally rather than by proxy.

     All shares represented by proxy in the form enclosed herewith will, in the absence of other instructions, be voted in favor of:

          (1) Amending Article FOURTH of the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 20 million shares to 30 million shares;

          (2) Amending Article III, Section 1 of the Company's Regulations to give the Board of Directors greater discretion in changing the number of directors and to make the Regulations consistent with the Company's Articles of Incorporation;

          (3) Amending Article SIXTH of the Company's Articles of Incorporation to increase the number of classes of directors into which the Board of Directors is divided from two classes to three classes;

          (4) Electing each of the nominees listed in this proxy statement to the Board of Directors of the Company; and

          (5) Ratifying the appointment of Ernst & Young LLP as the independent Certified Public Accountants of the Company.

     Management knows of no other matters to be voted upon at the Annual Meeting. If any other matter properly comes before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote upon any such matters in accordance with the recommendations of the Board of Directors.

     The cost of solicitation of proxies shall be borne by Second Bancorp, including the cost of preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may be by contacts made by the Board of Directors and employees of Second Bancorp and Second National personally or by telephone or telegram.

                         SHAREHOLDER PROPOSALS -- 2000

     In order for shareholder proposals to be considered for presentation at the Annual Meeting of Shareholders in the year 2000, such proposals must be received by the Secretary of Second Bancorp by December 1, 1999.

     THE PROXIES ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE PROXIES MAY BE REVOKED AT ANY TIME PRIOR TO THEIR EXERCISE BY NOTICE IN WRITING DELIVERED TO THE SECRETARY OF SECOND BANCORP OR BY EXECUTION OF A LATER DATED PROXY. FINANCIAL STATEMENTS FOR THE LATEST FISCAL YEAR, PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, ARE CONTAINED IN SECOND BANCORP'S 1998 ANNUAL REPORT MAILED TO SHAREHOLDERS WITH THIS NOTICE AND PROXY STATEMENT. ADDITIONAL COPIES OF SECOND BANCORP'S ANNUAL REPORT FOR 1998 CAN BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST DIRECTED TO THE CORPORATION'S SECRETARY, CHRISTOPHER STANITZ, AT THE ADDRESS SET FORTH ON THE COVER OF THIS PROXY STATEMENT.

                                       Christopher Stanitz
                                       Secretary
                                       Second Bancorp Incorporated

                                    ANNEX 1

     RESOLVED, that Article FOURTH of the Articles of Incorporation of Second Bancorp Incorporated (the "Corporation") be amended by deleting the present Article FOURTH in its entirety and substituting therefor the following:

          FOURTH: The maximum number of capital shares which this Corporation is authorized to issue or to have outstanding at any time shall be thirty million (30,000,000) shares, all of which shall be common shares. The shares shall have no par value stated. The Board of Directors of the Corporation is hereby empowered to issue from time to time shares of its capital shares, whether now or hereafter authorized. No holders of any class of shares of the Corporation shall have any preemptive rights to purchase or to have offered to them for purchase any shares or other securities of the Corporation.

     FURTHER RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized and directed to take all actions, execute all instruments, and make all payments that are necessary or desirable, in their discretion, to make effective the foregoing amendment to the Articles of Incorporation, including without limitation, filing a certificate of such amendment with the Secretary of State of Ohio.

                                    ANNEX 2

     RESOLVED, that Article III, Section 1 of the Regulations of Second Bancorp Incorporated (the "Corporation") be amended by deleting the present Article III,
Section 1 in its entirety and substituting therefor the following:

          Section 1. Subject to the Articles of Incorporation of the Corporation, the number of Directors that shall constitute the whole Board of Directors may be: (a) increased or decreased from time to time by resolution adopted by a majority of the Directors then in office (whether or not constituting a quorum), provided that any such decrease does not of itself have the effect of shortening the term of office of any incumbent Director; and (b) fixed or changed at a meeting of the shareholders held for the purpose of electing Directors at which a quorum is present by the affirmative vote of the holders of 75% of the shares represented at the meeting and entitled to vote on the proposal. The Directors shall be elected at the annual meeting of the shareholders at which their respective terms of office expire or, if not so elected, at a special meeting of the shareholders called for that purpose, and each elected Director shall hold office until his or her successor is duly elected and qualified. Directors need not be shareholders. Subject to the Articles of Incorporation, vacancies in the office of any Director due to death, resignation, removal or other cause, and newly-created directorships resulting from any increase in the authorized number of Directors, shall be filled by a majority vote of the remaining Directors of the class in which such vacancy occurs, or by the sole remaining director of the class if only one such Director remains, or by the majority vote of the remaining Directors of the other classes if there be no remaining member of the class in which the vacancy occurs. A Director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he or she was elected.

     FURTHER RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized and directed to take all actions and execute all instruments that are necessary or desirable, in their discretion, to make effective the foregoing amendment to the Regulations.

                                    ANNEX 3

     RESOLVED, that Article SIXTH of the Articles of Incorporation of Second Bancorp Incorporated (the "Corporation") be amended by deleting the present Article SIXTH in its entirety and substituting therefor the following:

          SIXTH:
              (A) The number of directors constituting the Board of Directors shall be such number, not more than eighteen (18), as shall be fixed from time to time in accordance with the Regulations of the Corporation and the number so fixed shall constitute the Board of Directors until the number of directors is thereafter changed pursuant to the provisions of the Regulations, but the number thereof shall in no event be less than nine (9) and the number of directors in each class shall in no event be less than three (3).

              (B) The Board of Directors shall be and is divided into three new classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of shareholders in 2000, each initial director in Class II shall hold office until the annual meeting of shareholders in 2001 and each initial director in Class III shall hold office until the annual meeting of shareholders in 2002.

              (C) In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, retirement, resignation or removal and
              (ii) the newly created or eliminated directorship resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.

              (D) Notwithstanding any of the foregoing provisions of this Article SIXTH, each director shall serve until his or her successor is elected and qualified or until his or her death, retirement, resignation, or removal. Should a vacancy occur or be created, whether arising through death, resignation or removal of a director, or through an increase in the number of directors of any class, such vacancy shall be filled by a majority vote of the remaining directors of the class in which such vacancy occurs, or by the sole remaining director of the class if only one such director remains, or by the majority vote of the remaining directors of the other classes if there be no remaining member of the class in which the vacancy occurs. A director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he or she was elected.

              (E) Wherever the term "Board of Directors" is used in these Articles of Incorporation, such terms shall mean the Board of Directors of the Corporation; provided, however, that, to the extent any committee of directors of the Corporation is lawfully entitled to exercise the powers of the Board of Directors, such committee, to the extent provided by resolution of the Board of Directors or the Regulations, may exercise any power or authority of the Board of Directors under these Articles of Incorporation in management of the business and affairs of the Corporation, including without limitation, the declaration of a dividend or the authorization of the issuance of shares.

     FURTHER RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized and directed to take all actions, execute all instruments, and make all payments that are necessary or desirable, in their discretion, to make effective the foregoing amendment to the Articles of Incorporation, including without limitation, filing a certificate of such amendment with the Secretary of State of Ohio.

                          SECOND BANCORP INCORPORATED
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 11, 1999

           The undersigned hereby appoints Eugene E. Rossi, Michael G. Casale, and Frederick M. Shape, and each of them, with power of substitution, proxies to represent the undersigned to vote all common shares of Second Bancorp Incorporated, owned by the undersigned at the Annual Meeting of Shareholders to be held in the Directors Room at the Main Office of The Second National Bank of Warren, 108 Main Avenue, S.W., Warren, Ohio, on Tuesday, May 11, 1999, at 1:30 P.M. and any adjournment thereof, as marked on the reverse side hereof.
           The proxies are also authorized to vote upon such other business as may properly come before the meeting.
           None of the above named proxy holders are officers or employees of Second Bancorp Incorporated.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH OF THE PROPOSITIONS AND "FOR" ALL OF THE NOMINEES FOR DIRECTOR LISTED ON THIS PROXY CARD UNLESS OTHERWISE INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE.
                                                              SEE REVERSE
                                                                 SIDE

       X    PLEASE MARK YOUR
            VOTES AS IN THIS
            EXAMPLE.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS AND "FOR" ALL OF THE NOMINEES FOR DIRECTOR.

                          FOR       WITHHELD
4. Election of            //          //
   Ten Directors
                                                      NOMINEES:

                                                     CLASS I TO SERVE INITIAL TERM OF ONE YEAR:
                                                     Dr. David A. Allen, Jr., John L. Pogue,
                                                     Raymond John Wean, III, and Robert J. Webster

                                                     CLASS II TO SERVE INITIAL TERM OF TWO YEARS:
                                                     John C. Gibson, Norman C. Harbert,
                                                     and James R. Izant

                                                     CLASS III TO SERVE INITIAL TERM OF THREE YEARS:
                                                     John A. Anderson, Alan G. Brant,
                                                     and Phyllis J. Izant


FOR, EXCEPT VOTE WITHHELD FROM THE
FOLLOWING NOMINEE(S):

______________________________________________________

                                                              FOR  AGAINST  ABSTAIN

1. To amend Article FOURTH of the Amended Articles of         //     //      //
   Incorporation of the Company to increase the number
   of authorized common  shares from 20 million shares
   to 30 million shares.

2. To amend Article III, Section 1 of the Regulations         //     //      //
   of the Company to give the Board of Directors greater
   discretion in changing the number of directors and to
   make the Regulations consistent with the Amended
   Articles of Incorporation.

3. To amend Article SIXTH of the Amended Articles of          //     //      //
   Incorporation of the Company to increase the number
   of classes of directors into which the Board of
   Directors is divided from two classes to three
   classes.

5. To ratify the appointment of Ernst & Young LLP, as         //     //      //
   the independent Certified Public Accountants of
   Second Bancorp, Incorporated.

(IN THE EVENT THAT THE PROPOSAL TO CREATE A THREE CLASS BOARD IS NOT ADOPTED:
THE FIVE NOMINEES WHO ARE CURRENTLY DIRECTORS IN EXISTING CLASS I WHO RECEIVE
THE HIGHEST NUMBER OF VOTES WILL BE ELECTED TO EXISTING CLASS I TO SERVE UNTIL
THE 2001 ANNUAL MEETING OF SHAREHOLDERS; THE NOMINEE WHO IS CURRENTLY A DIRECTOR
IN EXISTING CLASS I AND WHO RECEIVES THE NEXT HIGHEST NUMBER OF VOTES WILL BE
ELECTED TO EXISTING CLASS II TO SERVE UNTIL THE 2000 ANNUAL MEETING OF
SHAREHOLDERS; AND THE TERM OF OFFICE OF THE FOUR DIRECTORS IN EXISTING CLASS II
WILL CONTINUE IN EFFECT UNTIL THE 2000 ANNUAL MEETING OF SHAREHOLDERS.)

THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID PROXIES, OR ANY OF
THEM, OR THEIR SUBSTITUTES, SHALL LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE
HEREOF, AND HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE
UNDERSIGNED TO VOTE AT SAID MEETING. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF
NOTICE OF ANNUAL SHAREHOLDERS MEETING AND THE PROXY STATEMENT ACCOMPANYING THE
NOTICE.


SIGNATURE _____________________________________________  DATE  ________________

SIGNATURE _____________________________________________  DATE  ________________

NOTE: Please sign exactly as name appears at left. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If a corporation or partnership, please sign corporate or partnership name by authorized officer.
